WSFS FINANCIAL CORPORATION - 838 Market Street, Wilmington, Delaware 19801




FOR IMMEDIATE RELEASE
                                                       Contact:   Mark A. Turner

April 22, 2004                                                    (302) 571-7160



              WSFS FINANCIAL CORPORATION RAISES QUARTERLY DIVIDEND

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported that the Board of Directors has declared a quarterly cash dividend of $.06 per share. This dividend represents an increase of $0.01, or 20% over the previous quarterly dividend. It is to be paid on May 21, 2004, to shareholders of record as of May 7, 2004.

         WSFS Financial Corporation is a $2.2 billion financial services company. Its principal subsidiary, Wilmington Savings Fund Society, FSB, operates 23 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other operating subsidiaries include WSFS Credit Corporation, WSFS Reit, Inc., WSFS Investment Group, Inc. and Montchanin Capital Management, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.




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